UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

ZAPATA COMPUTING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Federal Street, Floor 20

Boston, MA 02110

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (844) 492-7282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZPTA	The Nasdaq Stock Market LLC
Public warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	ZPTAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2024, the board of directors of Zapata Computing Holdings Inc. (the “Company”) appointed Sumit Kumar as the Company’s Chief Financial Officer, Principal Financial and Accounting Officer and Treasurer effective on May 20, 2024. Mr. Kapur commenced employment at the Company on May 13, 2024 (the “Start Date”) as the Company’s Vice President, Finance to provide for a transition period.

On May 8, 2024, the Company entered into an offer letter with Mr. Kapur (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Kapur’s employment with the Company will be on an at-will basis, he will be paid an annual base salary of $350,000 and he will be eligible for an annual bonus targeted at up to 25% of his base salary. On the Start Date, Mr. Kapur was awarded a nonstatutory stock option to purchase 600,000 shares of the Company’s common stock at a purchase price equal to the closing price of the Company’s common stock, par value $0.0001 per share, on the Start Date, which will vest over four years, with 25% vesting after the first anniversary of the grant date and the remaining 75% vesting in 36 substantially equal monthly increments thereafter, subject to Mr. Kapur’s continued employment on each vesting date. Mr. Kapur will be required to enter into the Company’s standard Nondisclosure, Non-Competition and Assignment of Intellectual Property Agreement.

Mr. Kapur, age 48, served as the chief financial officer of 3Degrees Inc., a financial services and technology company in the energy sector, from May 2012 to January 2024. Mr. Kapur previously served as vice president – structured finance, of Sungevity, a solar electricity company, from May 2010 to September 2011, investment analyst at Stark Investments, an investment management firm, from February 2008 to June 2009, and vice president – structured finance group, of Morgan Stanley from August 2004 to February 2008. Mr. Kapur has served on multiple boards of private entities, including the board of directors of Tulip.ai, a venture backed startup making holistic healthcare solutions more accessible and effective through the application of artificial intelligence models, since January 2021. Mr. Kapur received an M.B.A. from Harvard Business School and an A.B. with honors in applied mathematics from Harvard College.

There is no family relationship that exists between Mr. Kapur and any executive officer or director of the Company. In addition, there are no arrangements or understandings between Mr. Kapur and any other persons pursuant to which he was selected as an officer of the Company and there are no transactions between the Company and Mr. Kapur that would require disclosure under Item 404(a) of Regulation S-K.

On May 8, 2024, Mimi Flanagan, the Chief Financial Officer and Treasurer of the Company, notified the Company that she will be resigning from her positions effective May 20, 2024 (the “Termination Date”). Ms. Flanagan’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Following her departure, Ms. Flanagan is expected to enter into a consulting agreement to provide transition support as needed. Additionally, the exercise period for Ms. Flanagan’s outstanding options vested as of the Termination Date will be extended to five years after the Termination Date.

The foregoing summary of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD

On May 13, 2024, the Company issued a press release announcing the appointment of Mr. Kapur as Chief Financial Officer. A copy of the press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1†	Offer Letter, dated May 8, 2024, by and between Sumit Kapur and Zapata Computing, Inc.

99.1	Press release dated May 13, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAPATA COMPUTING HOLDINGS INC.

By:	/s/ Christopher Savoie
Name:	Christopher Savoie
Title:	Chief Executive Officer

Date: May 13, 2024

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